UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 6, 2012

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 11, 2012, HealthSouth Corporation (the “Company”) completed its registered public offering of $275 million aggregate principal amount of 5.75% Senior Notes due 2024 (the “2024 Notes”) at a public offering price of 100.00% of the principal amount. The Company entered into the fourth supplemental indenture, dated September 11, 2012 (the “2024 Supplemental Indenture”), among the Company, the subsidiary guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), governing the terms of the 2024 Notes. The 2024 Supplemental Indenture supplements and amends the indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and the Trustee.
The 2024 Notes mature on November 1, 2024 and bear interest at a rate of 5.75% per annum, payable semiannually in arrears on May 1 and November 1, beginning on May 1, 2013. The 2024 Notes are jointly and severally guaranteed on a senior unsecured basis by all of the Company's existing and future subsidiaries that guarantee borrowings under its credit facility and other capital markets debt. The 2024 Notes and related guarantees rank equal in right of payment to the Company's current and future senior debt and senior in right of payment to any future subordinated debt. The 2024 Notes are effectively subordinated to the Company's current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company's non-guarantor subsidiaries. The indenture relating to the 2024 Notes contains restrictive covenants that, among other things, limit the Company's ability and the ability of certain of its subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends on, or redeem or repurchase, its capital stock; make investments; and merge, consolidate, or transfer all or substantially all of its assets.
The descriptions of the provisions of the Base Indenture and the 2024 Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements. The Base Indenture was filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2009, and is incorporated herein by reference. The 2024 Supplemental Indenture, which includes the form of 2024 Notes, is attached hereto as Exhibit 4.2 and is incorporated by reference herein.
Item 8.01. Other Events
On September 6, 2012, the Company and certain of its subsidiaries, as guarantors, entered into an underwriting agreement with Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, the 2024 Notes. A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the 2024 Notes is registered pursuant to a Registration Statement (No. 333-183740) on Form S-3 filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the underwriting agreement by reference into such Registration Statement.
The Company intends to use the net proceeds from the 2024 Notes offering to repay amounts currently drawn on the revolving credit facility under the Company's third amended and restated credit agreement and redeem 10% of the outstanding principal amount of its existing 7.25% Senior Notes due 2018 and its existing 7.75% Senior Notes due 2022. The Company intends to use the balance of the net proceeds of this offering for general corporate purposes.
The expenses relating to the offering of the 2024 Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$31,515
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	110,000
Printing Expenses	30,000
Trustee's Fees and Expenses	7,000
Rating Agency Fees	267,500
Total	$521,015

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information that reflect the Company's current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of September 6, 2012, by and among HealthSouth Corporation, its subsidiary guarantors named therein and Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.

4.1
Indenture, dated as of December 1, 2009, between HealthSouth Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.7.1 to HealthSouth's Annual Report on Form 10-K for the year ended December 31, 2009).

4.2	Fourth Supplemental Indenture, dated September 11, 2012, among HealthSouth Corporation, the subsidiary guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee.
4.4	Form of 5.75% Senior Notes due 2024 (included in Exhibit 4.2).
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Alston & Bird (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 11, 2012